EXHIBIT 10.1

RALPH LAUREN CORPORATION
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AGREEMENT (the “Agreement”), is made, effective as of “Date” (the “Grant Date”), between Ralph Lauren Corporation, a Delaware corporation (hereinafter called the “Company”), and /$ParticipantName$/ (hereinafter called the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Ralph Lauren Corporation 2019 Long-Term Stock Incentive Plan (the “Plan”) which Plan is incorporated herein by reference, made part of this Agreement, and may be reviewed here [website link to Plan]. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock unit award provided for herein (“Restricted Stock Unit Award” or “RSU Award”) to Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.Grant of the Restricted Stock Units. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement as well as the Appendices to this Agreement, the Company hereby grants to the Participant a Restricted Stock Unit Award consisting of /$AwardsGranted$/ Restricted Stock Units (“RSUs”). The RSUs shall vest and become non-forfeitable in accordance with Section 2 hereof.

2.Vesting.
(a)Subject to the Participant’s continued service as an Employee of the Company, the RSUs shall vest and become non-forfeitable with respect to one-third (1/3) of the RSUs initially granted hereunder on each of (i) the first anniversary of the Grant Date, (ii) the second anniversary of the Grant Date, and (iii) the third anniversary of the Grant Date.

(b)Once vested, the RSUs shall be paid to Participant in Shares as soon as administratively practicable, but not later than thirty (30) days, after their applicable vesting date.

(c)Notwithstanding the foregoing, in the event the above vesting schedule results in the vesting of any fractional Shares, such fractional Shares shall not be deemed vested hereunder but shall instead only vest and become non-forfeitable when such fractional Shares aggregate whole Shares.

(d)If the Participant’s service as an Employee of the Company is terminated for any reason other than due to the Participant’s death or Disability, or due to Participant’s Retirement (as defined below), the RSUs shall, to the extent not then vested, be forfeited by the Participant without consideration.

(e)In the event that Participant’s employment is terminated by reason of Retirement of the Participant within the first year following the Grant Date of this Agreement, Participant shall be entitled to vest in the RSUs that would have otherwise vested had service continued through the first anniversary of the Grant Date, with such RSUs vesting on that date. In the event that Participant’s employment is terminated by reason of death or Disability of the Participant within the first year following the Grant Date of this Agreement, Participant shall be entitled to vest in the RSUs that would have otherwise vested had service continued through the first anniversary of the Grant Date, with such RSUs subject to accelerated vesting as soon as administratively possible after the Company receives notice of the death or Disability. All RSUs that do not vest in accordance with the preceding sentences shall be forfeited and cancelled automatically at the time of the Participant’s death, Disability or Retirement. In the event that Participant’s employment is terminated by reason of Retirement after the first year following the Grant Date of this Agreement, Participant shall be entitled to vest in all remaining unvested RSUs on the same dates they would have vested had Participant’s employment continued through such dates. In the event that Participant’s employment is terminated by reason of death or Disability after the first year following the Grant Date of this Agreement, Participant shall be entitled to accelerated vesting in all remaining unvested RSUs as soon as administratively possible after the Company receives notice of the death or Disability.

(f)For purposes of this Agreement, “Retirement” shall mean Participant’s termination of employment for any reason (other than for Misconduct as defined in Appendix A to this Agreement) after: (a) Participant has attained age 55 and completed at least seven (7) years of continuous service as an employee of the Company or an Affiliate; or (b) Participant has attained age 65. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that Participant has violated any of the Obligations in Appendix A to this Agreement, the Participant shall not be deemed to be eligible for Retirement and all RSUs that have not been settled shall be forfeited effective as of the date that the violation first occurred.

3.Rights as a Stockholder. Neither the Participant or any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any RSUs unless and until the RSUs have vested and been issued as Shares in accordance with the Plan, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant. After such vesting, issuance, recordation, and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

4.No Right to Continued Employment. Participant understands and agrees that this Agreement does not impact in any way the right of the Company to terminate or change the terms of the employment of Participant at any time for any reason whatsoever, with or without good cause provided in accordance with applicable local law. Participant understands and agrees that, unless contrary to applicable local law or there is an employment contract in place providing otherwise, his or her employment is “at-will,” and that either the Company or Participant may terminate Participant’s employment at any time and for any reason subject to applicable local law.

5.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or his or her acquisition or sale of the underlying RSUs. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

6.Compliance with Section 409A. The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with, Section 409A of the Code and the Department of Treasury Regulations and other interpretive guidance issued thereunder (“Section 409A”), including without limitation any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that anything provided hereunder may be subject to Section 409A, the Company reserves the right (without any obligation to do so or to indemnify the Participant for failure to do so) to adopt such limited amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company reasonably determines are necessary or appropriate to (a) exempt the RSU Award under this Agreement from Section 409A and/or preserve the intended tax treatment of the RSU Award provided with respect to this Agreement or (b) comply with the requirements of Section 409A. Notwithstanding any provision in this Agreement to the contrary, if and to the extent that any amount payable hereunder constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A (and not exempt therefrom), then: (a) to the extent required by Section 409A any references to termination of employment (or similar references) shall be deemed a reference to a "separation from service" within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations; and (b) if Participant is determined to be a "specified employee" for purposes of Section 409A(a)(2)(B)(i) of the Code, then no payment that is payable on account of Participant's "separation from service" shall be made before the date that is at least six months after Participant's "separation from service" (or if earlier, the date of Participant's death), but rather all such payments shall be made on the date that is five business days after the expiration of that six month period. For the avoidance of doubt, no payment shall be delayed for six months after Participant's "separation from service" if it constitutes a "short term deferral" within the meaning of Section 1.409A-1(a)(4) of the Department of Treasury Regulations. For purposes of Section 409A, Participant's right to receive payments hereunder shall be treated as a right to receive a series of separate and distinct payments. The determination of whether Participant is a "specified employee" for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of Participant's separation from service shall be made by the Company in accordance with the terms of Section 409A.

7.Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the records of the Company with respect to such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

8.Appendices. Appendix A attached hereto, entitled “Post-Employment Obligations,” and Appendix B attached hereto, entitled “Terms and Conditions for Non-U.S. Participants,” are fully incorporated into, and form a part of, this Agreement.

9.Withholding. As authorized by Section 13(d) of the Plan, when Shares are distributed after vesting, a portion of the Shares may be withheld to satisfy tax withholding requirements, and the net Shares shall then be delivered.

10.Choice of Law. This Agreement, including its Appendices, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflict of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of New York and agree that such litigation shall be conducted only in the courts of New York County, New York, or the federal courts of the United States for the Southern District of New York, and no other courts.

11.Non-U.S. Participants. Notwithstanding any provision of the Plan to the contrary, to comply with securities, exchange control, labor, tax, or other applicable laws, rules or regulations in countries outside of the United States in which the Company and its Subsidiaries operate or have Employees, Consultants, or directors, and/or for the purpose of taking advantage of tax favorable treatment for RSU Awards granted to Participants in such countries, the Committee, in its sole discretion, shall have the power and authority to (i) amend or modify the terms and conditions of any RSU Awards granted to a Participant; (ii) establish, adopt, interpret, or revise any rules and procedures to the extent such actions may be necessary or advisable, including adoption of rules or procedures applicable to particular Subsidiaries or Participants residing in particular locations; and (iii) take any action, before or after an RSU Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules or procedures with provisions that limit or modify rights on eligibility to receive RSU Awards under the Plan or on termination of service, available methods of vesting or settlement of a RSU Award, payment of tax-related items, the shifting of employer tax liability to the Participant, tax withholding procedures, restrictions on the sale of shares of Class A Common Stock of the Company, and the handling of stock certificates or other indicia of ownership. Notwithstanding the foregoing, the Committee may not take actions hereunder, and no RSU Awards shall be granted, that would violate the

U.S. Securities Act of 1933, as amended, the Exchange Act, the Code, any securities law or governing statute.

12.Exchange Rates. Neither the Company nor any Subsidiary shall be liable to a Participant for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. Dollar that may affect the value of the Participant’s RSU Award or of any amounts due to the Participant pursuant to the vesting or other settlement of the RSU Award or, if applicable, the subsequent sale of Shares acquired upon vesting.

13.RSU Award Subject to Plan. By accepting this Agreement and the Award evidenced hereby, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan, that the Plan forms a part of this Agreement, and that if there is a conflict between this Agreement and either the Plan or the provision under which the Plan is administered and governed by the Committee, the Plan and/or the determination of the Committee will govern, as applicable. This Agreement is qualified in its entirety based on the determinations, interpretations and other decisions made within the sole discretion of the Committee.

14.Conflict with any Employment Contract. If Participant has entered into an authorized, written employment contract with the Company, the terms of that authorized, written employment contract shall prevail over any conflicting provisions in this Agreement.

15.Acknowledgments. By participating in the Plan, the Participant understands and agrees that:

a)the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
b)the grant of RSU Awards is voluntary and occasional and does not create any contractual or other right to receive future RSU Awards, or benefits in lieu of these awards, even if RSU Awards have been granted in the past;
c)all decisions with respect to future RSU Awards, if any, will be at the sole discretion of the Committee;
d)the Participant is subject to the Company’s Securities Trading Policy;
e)the Participant is voluntarily participating in the Plan;
f)any RSU Awards and the Company’s Class A Common Stock subject to awards, and the income and value of same, are not part of the Participant’s normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments, if any; and
g)no claim or entitlement to compensation or damages shall arise from the forfeiture of a RSU Award (either in whole or in part) resulting from the Participant’s termination of employment or service.

PARTICIPANT MUST EXECUTE THIS AGREEMENT BY “DATE”, OR THE RSU AWARD SHALL BE FORFEITED

APPENDIX A
POST-EMPLOYMENT OBLIGATIONS
As a recipient of the Company equity award (the “Award”) described in the agreement to which this Appendix is attached (the “Agreement”), you have the opportunity to build long-term personal financial value. In exchange and consideration for this opportunity, in the event you leave the Company you will be subject to a Confidentiality, a Non-Compete and a Non-Solicitation obligation, as defined below (the “Obligations”), which may restrict your conduct after your employment with the Company ends. If you execute the Agreement, you will receive the Award described in the Agreement and be subject to these Obligations.
Confidentiality You will at all times during and after your employment with the Company faithfully hold the Company’s Confidential Information (as defined below) in the strictest confidence, and you will use your best efforts and highest diligence to guard against its disclosure to anyone other than as required in the performance of your duties in good faith to the Company. You will not use Confidential Information for your personal benefit or for the benefit of any competitor or other person. “Confidential Information” means certain proprietary techniques and confidential information as described below, which have great value to the Company’s business and which you acknowledge is and shall be the sole and exclusive property of the Company. Confidential Information includes all proprietary information that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, and all proprietary information the unauthorized disclosure of which could be detrimental to the interests of the Company. By way of example and without limitation, Confidential Information includes any and all information developed, obtained or owned by the Company and/or its subsidiaries, affiliates or licensees concerning trade secrets, techniques, know-how (including designs, plans, procedures, processes and research records), software, computer programs, marketing data and plans, business plans, strategies, forecasts, unpublished financial information, orders, agreements and other forms of documents, price and cost information, merchandising opportunities, expansion plans, designs, store plans, budgets, projections, customer, supplier and subcontractor identities, characteristics and agreements, and salary, staffing and employment information. Upon termination of your employment with the Company, regardless of the reason for such termination, you will return to the Company all documents and other materials of any kind that contain Confidential Information. You understand that nothing in this Appendix A or otherwise in this Agreement shall be construed to prohibit you from reporting possible violations of law or regulation to any governmental agency or regulatory body or making other disclosures that are protected under any law or regulation, or from filing a charge with or participating in any investigation or proceeding conducted by any governmental agency or regulatory body.

Non-Compete You covenant and agree that during your period of employment, and for a period of six (6) months following the termination of your employment if such termination is voluntarily initiated by you for any reason, or if such termination is initiated by the Company because of your Misconduct, as that term is defined in the Addendum below, you shall not provide any labor, work, services or assistance (whether as an officer, director, employee, partner, agent, owner, independent contractor, consultant, stockholder or otherwise) to a “Competing Business.” For purposes hereof, “Competing Business” shall mean any business engaged in the designing, marketing or distribution of premium or mid-tier lifestyle products, including but not limited to apparel, home, accessories and fragrance products, which competes in any material respects with the Company or any of its subsidiaries, affiliates or licensees. Nothing in this Non-Compete prohibits you from owning, solely as an investment, securities of any entity which are traded on a national securities exchange if you are not a controlling person of, or a member of a group that controls such entity, and you do not, directly or indirectly, own 5% or more of any class of securities of such entity.

Non-Solicit You covenant and agree that during your period of employment, other than in the course of performing your duties in good faith, and for a period of one (1) year following the termination of your employment for any reason whatsoever hereunder, you shall not directly or indirectly solicit or influence any other employee of the Company, or any of its subsidiaries, affiliates or licensees, to terminate such employee’s employment with the Company, or any of its subsidiaries, affiliates or licensees, as the case may be. As used herein, “solicit” shall include, without limitation, requesting, encouraging, enticing, assisting, or causing, directly or indirectly.

Claw Back If you violate any of the Obligations, the Company has the right to, in its sole and absolute discretion, “Claw Back” the gross value of vested equity grants subject to these post-employment obligations, including restricted stock units (“RSUs”), performance share units (“PSUs”), performance-based restricted stock units (“PRSUs”), and restricted performance share units (“RPSU”) (collectively, “Share Units”), as well as from exercised stock options, as follows:

•You will be required to immediately pay back the gross fair market value (the “Value”) of all Share Units that vested within the last twelve (12) months of your employment. You will also be required to immediately pay back the Value of all Stock Options that you exercised during the last twelve (12) months of your employment.
•For these purposes, the Value shall be calculated using the closing price of the Company’s shares on the date of vesting of all Share Units that vested, and on the date of exercise of all Stock Options that were exercised, as applicable, within the aforementioned twelve (12) month period prior to the date that your employment terminated.
•The Company shall make a written request for the lump sum amount required to restore to the Company the Value of the respective vesting and/or stock option exercises (“Lump Sum”). The Lump Sum payment you are required to make will be reduced to take into account taxes previously withheld by the Company on your behalf only to the extent consistent with Internal Revenue Service rules and the Company’s payroll reporting process. You may be required to seek a refund of certain tax withholdings on your personal return with the advice of your personal tax advisor. If you do not return the requested Lump Sum within seven (7) days following the date that the Company makes a written request for such Lump Sum, the Company has the right to take all action necessary to recover the Lump Sum from you, in addition to any attorneys’ fees and costs incurred in recovering the Lump Sum.
•All vested and unexercised Stock Options shall be forfeited.
Furthermore, by signing the Agreement, you consent to the Company’s right to seek injunctive and other appropriate equitable relief without the requirement to post a bond or other security. The injunctive relief provided for in this paragraph is in addition to any other remedies at law or in equity otherwise available to the Company.
In addition, you acknowledge and agree that during your period of employment and for a period of six (6) months following the date of your termination of employment (if such termination is voluntarily initiated by you for any reason, or, if such termination is initiated by the Company, because of your Misconduct), you will inform the Company, upon acceptance of any job or any work as an independent contractor, of the identity of any new employer or other entity to which you are providing consulting or other services, along with your starting date, title, job description, and other information that the Company may reasonably request to confirm your compliance with the Non-Compete.
All determinations regarding enforcement, waiver, or modification of any provision of this Agreement shall be made in the Company’s sole discretion. Such determinations need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.
This Appendix A to the Agreement shall be enforceable to the fullest extent allowed by law. In the event that a court holds any provision of this Appendix A to the Agreement to be invalid or unenforceable, then, if allowed by law, that provision shall be reduced, modified or otherwise conformed to the relevant law, judgment or determination to the degree necessary to render it valid and enforceable without affecting the rest of this Appendix A to the Agreement.

The Obligations in this Appendix A to the Agreement are in addition to, and independent of, any other non-compete, non-solicit, confidentiality, or other post-employment obligation you may have with the Company, whether under the Company’s employment policies or under applicable law. Notwithstanding the foregoing, if you are a party to a written, authorized employment agreement with the Company, or with one of its subsidiaries or affiliates, which contains a non-compete provision, then this Appendix A shall not be enforceable against you.

Except as provided in the preceding paragraph, this Appendix A to the Agreement contains the entire agreement between the parties with respect to the subject matter therein and supersedes all prior oral and written agreements between the parties pertaining to such matters. This Agreement cannot be modified except in a writing signed by the Company and you.

The terms of this Appendix A to the Agreement shall be governed by the laws of the State of New York without regards to its principles of conflicts of laws. Recipients of an Award subject to the Agreement are deemed to submit to the exclusive jurisdiction and venue of the federal and state courts of New York, County of New York, to resolve any and all issues that may arise out of or relate to the Agreement, including but not limited to any and all issues that may arise out of this Appendix A to the Agreement.

By executing the Agreement, you acknowledge and agree that in exchange for the Company granting you the equity award described in the Agreement, you will be subject to the Obligations set forth above.

ADDENDUM

The term “Misconduct” shall be defined for purposes of this Appendix A as follows:

i.an act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by you; or
ii.any action by you causing damage to or misappropriation of Company assets; or
iii.your wrongful disclosure of Confidential Information of the Company or any of its affiliates; or
iv.your engagement in any competitive activity which would constitute a breach of your duty of loyalty to the Company; or
v.your breach of any employment policy of the Company, including, but not limited to, conduct relating to falsification of business records, violation of the Company’s code of business conduct & ethics, harassment, creation of a hostile work environment, excessive absenteeism, insubordination, violation of the Company’s policy on drug & alcohol use, or violent acts or threats of violence; or
vi.the commission of any act by you, whether or not performed in the workplace, which subjects or, if publicly known, would be likely to subject the Company to public ridicule or embarrassment, or would likely be detrimental or damaging to the Company’s reputation, goodwill, or relationships with its customers, suppliers, vendors, licensees or employees.

APPENDIX B
TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS
This Appendix to the Award Agreement applies to Participants whose primary work location is outside the United States. This Appendix applies to Restricted Stock Units and Performance Awards, as the case may be (collectively, the “Awards”).
1.Responsibility of Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer or the entity to which Participant otherwise provides services (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax‑related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of an Award, including, but not limited to, the grant, vesting or settlement of an Award, the subsequent sale of Shares acquired pursuant to such vesting and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of an Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:
(a) withholding from the proceeds of the sale of Shares acquired at vesting of an Award, as applicable, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent);
(b) withholding from Participant’s wages or other cash compensation paid to Participant by the Company or any Affiliate;
(c) withholding Shares to be issued upon vesting of an Award with a Fair Market Value equal to the applicable Tax-Related Items; or
(d) any other method approved by the Committee and permitted by applicable law.
Provided, however, if Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold Shares upon the relevant taxable or tax withholding event, as applicable, equal to the Fair Market Value of the applicable Tax-Related Items unless the use of such withholding method is problematic under applicable law or has adverse accounting consequences in which case the obligation for Tax-Related Items may be satisfied by one or a combination of methods (a) (b), and (d) above.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the Share equivalent), or if not refunded by the Company or the Employer, Participant must seek a refund from the local tax authorities to the extent Participant wishes to recover the over-withheld amount the form of a refund. If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to a vested Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the

Shares, or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
2.Nature of Grant. In accepting an Award, Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of Awards is voluntary, exceptional and occasional and does not create any contractual or other right to receive future Awards, or benefits in lieu of Awards, even if Awards have been granted in the past;
(c)all decisions with respect to future Awards, if any, will be at the sole discretion of the Committee;
(d)Participant’s participation in the Plan shall not create a right to further employment or service with the Employer and shall not interfere with the ability of the Employer to terminate Participant’s employment or service relationship at any time with or without cause;
(e)Participant is voluntarily participating in the Plan;
(f)any Awards and the Shares subject to Awards, and the income and value of same, are not intended to replace any pension rights or compensation;
(g)unless otherwise agreed with the Company, the Awards and Shares subject to the Awards, and the income and value of same, are not granted as consideration for, or in connection with, any service Participant may provide as a director of an Affiliate;
(h)any Awards and the Shares subject to Awards, and the income and value of same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, leave pay, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;
(i)an Award grant will not be interpreted to form an employment or service contract or relationship with the Company or any Affiliate;
(j)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(k)neither the Company, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of an Award or of any proceeds due to Participant pursuant to the vesting of an Award or the sale of Shares;
(l)no claim or entitlement to compensation or damages shall arise from forfeiture of an Award resulting from Participant’s termination of employment or service (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of an Award, Participant agrees not to institute any claim against the Company or any Affiliate; and
(m)unless otherwise provided in the Plan or by the Committee in its discretion, an Award does not create any entitlement to have the Award or any benefits thereunder transferred to, or assumed by, another company nor exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares.

3.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

4.Termination Date. For purposes of an Award, Participant’s employment or service relationship is considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service contract, if any) as of the earlier of (a) the date on which Participant ceases to provide active service to the Company or any Affiliate and (b) the date on which Participant receives a notice of termination from the Employer. Participant’s right to participate in the Plan will not be extended by any notice period (e.g., employment would not include any contractual notice or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of an Award (including whether Participant may still be considered to be providing services while on a leave of absence).
5.Retirement. If the Company receives a legal opinion that there has been a legal judgment and/or legal development in Participant’s jurisdiction that likely would result in the favorable treatment that may apply to an Award if Participant terminates employment after attaining age 65 or after attaining any other age (possibly with a certain number of years of service) being deemed unlawful and/or discriminatory, the Company may determine that any such favorable treatment shall not be applicable to Participant.
6.Data Privacy.
a.Data Collection and Usage. The Company and the Employer may collect, and use certain personal information about Participant, and persons closely associated with Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is Participant’s consent. Where required under applicable data privacy laws, Data may also be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made and the legal basis, where required, for such disclosure are the applicable laws.
b.Stock Plan Administration Service Providers. The Company transfers Data to Merrill Lynch and/or its affiliated companies (“Merrill Lynch”), an independent service provider, which is assisting the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Data with such other provider serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.
c.International Data Transfers. The Company and its service providers are based in the United States. Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis, where required, for the transfer of Data is Participant’s consent.
d.Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.
e.Data Subject Rights. Participant understands that data subject rights regarding the processing of Data vary depending on applicable law and that, depending on where Participant is based and subject to the conditions set out in such applicable law, Participant may have, without limitation, the right to (i) inquire whether and what kind of Data the Company holds about Participant and how it is processed, and to access or request copies of such Data, (ii) request the correction or supplementation of Data about Participant that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Data no longer necessary for the purposes underlying the processing, (iv) request the Company to restrict the processing of

Participant’s Data in certain situations where Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Data for legitimate interests, and to (vi) request portability of Participant’s Data that Participant has actively or passively provided to the Company or the Employer (which does not include data derived or inferred from the collected data), where the processing of such Data is based on consent or Participant’s employment and is carried out by automated means. In case of concerns, Participant understands that Participant may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, Participant’s rights, Participant understands that he or she should contact his or her local human resources representative.
f.Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Awards to Participant or administer or maintain such Awards.
g.Declaration of Consent. By accepting an Award and indicating consent via the Company’s acceptance procedures, Participant is declaring that Participant agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.
7.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on Awards and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
8.Language. Participant acknowledges that Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Award Agreement. Furthermore, if Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control
9.Insider Trading/Market Abuse Laws. Participant acknowledges that Participant may be subject to insider trading restrictions and/or market abuse laws in Participant’s or the broker’s country, which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares or rights to Shares (e.g., Awards) or rights linked to the value of Shares (e.g., phantom awards, futures) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before he or she possessed inside information. Furthermore, Participant may be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to be informed of and compliant with such regulations, and Participant should speak to his or her personal advisor on this matter.
10.Foreign Asset/Account Reporting Requirements and Exchange Controls. Participant acknowledges that Participant’s country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect Participant’s ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares or sales proceeds from the sale of Shares acquired under the Plan) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in Participant’s country. Participant also may be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to Participant’s country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is Participant’s responsibility to be compliant with such regulations, and Participant should consult his or her personal legal advisor for any details.

11.Governing Law/Venue. The Awards are governed by, and subject to, United States federal and New York state law (without regard to the conflict of law provisions). For purposes of litigating any dispute that arises from an Award, the parties hereby submit and consent to the exclusive jurisdiction of the State of New York, agree that such litigation shall be conducted only in the courts of New York County, or the federal courts for the United States for the Southern District of New York, where the Award is made and/or to be performed, and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum.
12.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means and/or require Participant to accept an Award by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to accept Awards through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
13.Severability. The provisions of the Award Agreement (including the Terms and Conditions for Non-U.S. Participants and the Country-Specific Terms and Conditions), are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
14.Waiver. The waiver by the Company with respect to compliance of any provision of the Award Agreement (including the Terms and Conditions for Non-U.S. Participants and the Country-Specific Terms and Conditions) by Participant shall not operate or be construed as a waiver of any other provision of the Award Agreement (including the Terms and Conditions for Non-U.S. Participants or Country-Specific Terms and Conditions), or of any subsequent breach by Participant or any other participant.
15.Country-Specific Terms and Conditions. Notwithstanding any provisions in the Award Agreement, including the Terms and Conditions for Non-U.S. Participants, any Awards shall also be subject to the Country-Specific Terms and Conditions for Participant’s country, if any, set forth below. Moreover, if Participant relocates to one of the countries included in the Country-Specific Terms and Conditions, the special terms and conditions for such country will apply to Participant, to the extent that the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.

COUNTRY-SPECIFIC TERMS AND CONDITIONS
Terms and Conditions
This document includes additional terms and conditions that govern Awards granted under the Plan if Participant works and/or resides in one of the countries listed below. If Participant is a citizen or resident of a country other than the one in which Participant currently is residing and/or working, transfers employment and/or residency after the grant date or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.
Notifications
This document also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted in this document as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date by the time Participant vests in Awards or sells Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.
If Participant is a citizen or resident of a country other than the one in which Participant currently is residing and/or working, transfers employment and/or residency after the grant date or is considered a resident of another country for local law purposes, the notifications contained herein may not apply to Participant.
Australia
Terms and Conditions
Australian Offer Document. Participant understands that the offering of the Plan in Australia is intended to qualify for exemption from the prospectus requirements under Class Order 14/1000 issued by the Australian Securities and Investments Commission. Participation in the Plan is subject to the terms and conditions set forth in the Australian Offer Document and the Plan documentation provided to Participant.
Notifications
Tax Notification. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report for Participant. If there is no Australian bank involved in the transfer, Participant will be required to file the report on his/her own.
Bangladesh
Exchange Control Information. Bangladesh residents must repatriate all cash proceeds received from participation in the Plan to Bangladesh within the period of time prescribed under applicable exchange control laws, as may be amended from time to time. It is Participant’s responsibility to comply with exchange control laws in Bangladesh, and Participant should consult with his or her personal advisor about this matter.

Belgium
Notifications
Foreign Asset/Account Reporting Information. Participant is required to report any security (e.g., Shares acquired under the Plan) or bank accounts held outside of Belgium on his or her annual tax return. In a separate report, Participant will be required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account is located). This report, as well as information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.
Solidarity Tax Information. A new “solidarity tax” has been proposed, which would impose a 0.15% annual tax if the total value of securities held in a Belgian or foreign securities account exceeds EUR 1 million. If the draft bill becomes law, the solidarity tax will be due on the value of the qualifying securities held in such account. Participant should consult his or her personal tax advisor regarding the status of this new tax. (For avoidance of doubt, the stock exchange tax that had applied to transactions executed by a Belgian resident through a non-Belgian financial intermediary was eliminated as the result of a ruling by the Belgian Constitutional Court on October 17, 2019.)
Canada
Terms and Conditions
Form of Settlement. Notwithstanding any terms and conditions in the Plan, Award Agreement or any other grant materials, the Awards will be settled in Shares only, not cash.
Termination of Service. This provision replaces Section 4 of the Terms and Conditions for Non-U.S. Participants:
IMPORTANT: In accepting the Award, Participant specifically acknowledges and accepts that for purposes of the Award, Participant’s employment or service relationship is considered terminated as of the earlier of (a) the date Participant’s employment with the Company or any Affiliate is terminated; (b) the date on which Participant ceases to provide active service to the Company or any Affiliate; or (c) the date on which Participant receives a notice of termination from the Employer, regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which Participant’s right to vest terminates, nor will Participant be entitled to any compensation for lost vesting. The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of an Award (including whether Participant may still be considered to be providing services while on a leave of absence). Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, Participant’s right to vest in the Award under the Plan, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of Participant’s statutory notice period, nor will Participant be entitled to any compensation for lost vesting;
Notifications
Securities Law Information. Participant is permitted to sell Shares acquired under the Plan through the designated broker, if any, provided the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., New York Stock Exchange (“NYSE”)).
Foreign Asset/Account Reporting Information. Participant is required to report his or her foreign property on Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time during the year. Foreign property includes Shares acquired under the Plan and may include unvested Awards. The unvested Awards must be reported -- generally at a nil cost -- if the $100,000 cost threshold is exceeded because of other foreign property Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would normally equal the Fair Market Value of the Shares at vesting, but if Participant owns other shares, this ACB may have to be averaged with the ACB of the other shares. If due, the Form must be filed by April 30 of the following year. Participant should speak with a personal tax advisor to determine the scope of foreign property that must be considered for purposes of this requirement.

China
The following provisions apply only if Participant is subject to exchange control restrictions or regulations in China, as determined by the Company in its sole discretion.
Terms and Conditions
Settlement of Awards and Sale of Shares. To comply with exchange control regulations in China, Participant agrees that the Company is authorized to force the sale of Shares to be issued to Participant upon vesting and settlement of the Awards at any time (including immediately upon settlement or after termination of Participant’s employment, as described below), and Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares (on Participant’s behalf pursuant to this authorization without further consent). Participant agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares and shall otherwise cooperate with the Company with respect to such matters, provided that Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price.
Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale of Shares (less any applicable Tax-Related Items, brokerage fees or commissions) to Participant in accordance with applicable exchange control laws and regulations including, but not limited to, the restrictions set forth below under “Exchange Control Requirements.”
Participant understands and agrees that the Company, in its discretion in the future, may require that any Shares acquired upon settlement of the Awards be immediately sold.
Treatment of Award Upon Termination of Employment or Service. Due to exchange control regulations in China, Participant understands and agrees that any Shares held by Participant under the Plan must be sold within six (6) months following Participant’s termination of employment or service, or within such other period as determined by the Company or required by the China State Administration of Foreign Exchange (“SAFE”) (the “Mandatory Sale Date”). This includes any portion of Shares that vest upon Participant’s termination of employment or service. Participant understands that any Shares held by Participant under the Plan that have not been sold by the Mandatory Sale Date will automatically be sold by the Company’s designated broker at the Company’s direction (on Participant’s behalf pursuant to this authorization without further consent).
If all or a portion of Shares subject to Participant’s Awards become distributable at some time following Participant’s termination of employment or service, that portion will vest and become distributable immediately upon termination of Participant’s employment or service based on the assumption that the target performance criteria are achieved. Any Shares acquired by Participant according to this paragraph must be sold by the Mandatory Sale Date, as described above.
Exchange Control Requirements. Participant understands and agrees that, to facilitate compliance with exchange control requirements, Participant is required to immediately repatriate to China the cash proceeds from the sale of the Shares and any dividends paid on such Shares. Participant further understands that such repatriation of the cash proceeds will be effectuated through a special exchange control account established by the Company or its Subsidiaries or Affiliates, and Participant hereby consents and agrees that the proceeds may be transferred to such special account prior to being delivered to Participant. The Company may deliver the proceeds to Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, Participant understands that he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are converted to local currency, there may be delays in delivering the proceeds to Participant and due to fluctuations in the Share trading price and/or the U.S. dollar/PRC exchange rate between the sale/payment date and (if later) when the proceeds can be converted into local currency, the proceeds that Participant receives may be more or less than the market value of the Shares on the sale/payment date (which is the amount relevant to determining Participant’s tax liability). Participant agrees to bear the risk of any currency fluctuation between the sale/payment date and the date of conversion of the proceeds into local currency.
Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.

Notifications
Foreign Asset/Account Reporting Information. PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. Under these rules, Participant may be subject to reporting obligations for the Awards and any cash proceeds acquired under the Plan and Plan-related transactions. It is Participant’s responsibility to comply with this reporting obligation and Participant should consult his or her personal advisor in this regard.
France
Terms and Conditions
Type of Grant. The Awards are not granted as “French-qualified” Awards and are not intended to qualify for special tax and social security treatment applicable to shares granted for no consideration under Sections L.225-197-1 to L.225-197-5 and Sections L.22-10-59 and L.22-10-60 of the French Commercial Code, as amended.
Language Acknowledgement. En acceptant l'attribution (the "Award"), Participant confirmez ainsi avoir lu et compris les documents relatifs á cette attribution qui ont été communiqués au Participant en langue anglaise.
By accepting the Award, Participant confirms having read and understood the documents relating to the Award which were provided to Participant in English.
Notifications
Foreign Asset/Account Reporting Information. If Participant holds Shares outside of France or maintains a foreign bank account, Participant is required to report such accounts (including any accounts that were opened or closed during the year) to the French tax authorities when filing Participant’s annual tax return. Failure to comply could trigger significant penalties.
Germany
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the Deutsche Bundesbank (the German Central Bank). Participant is responsible for complying with the reporting obligation and should file the report electronically by the fifth day of the month following the month in which the payment is made. A copy of the form can be accessed via the Deutsche Bundesbank’s website at www.bundesbank.de and is available in both German and English. However, if Participant uses a German commercial bank to effectuate such cross-border payment, the bank will make the report on Participant’s behalf.
Greece
There are no country-specific provisions.
Hong Kong
Terms and Conditions
Restrictions on Sale and Transferability. In the event that Shares are vested pursuant to an Award within six months of the grant date, Participant (and Participant’s heirs) hereby agrees that such Shares may not be offered for sale to the public or otherwise disposed of prior to the six-month anniversary of the grant date. Any Shares acquired under the Plan are accepted as a personal investment.
Form of Settlement. Notwithstanding any terms and conditions in the Plan, Award Agreement or any other grant materials, the Awards will be settled in Shares only, not cash.

Notifications
Securities Warning. An Award and any Shares issued thereunder do not constitute a public offering of securities under Hong Kong law and are available only to employees and other service providers of the Company or its Affiliates. The Plan, the Plan prospectus, the Award Agreement and any other incidental communication materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for Participant’s personal use and may not be distributed to any other person. If Participant is in any doubt about any of the contents of the Plan or the Plan prospectus, Participant should obtain independent professional advice.
India
Notifications
Exchange Control Information. Participant must repatriate all proceeds received from participation in the Plan to India within the period of time prescribed under applicable Indian exchange control laws, as may be amended from time to time. Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the proceeds. Participant should maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is Participant’s responsibility to comply with exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.
Foreign Asset/Account Reporting Information. Foreign bank accounts and any foreign financial assets (including Shares held outside India) must be reported in the annual Indian personal tax return. It is Participant’s responsibility to comply with this reporting obligation and Participant should consult his or her personal advisor in this regard as significant penalties may apply in the case of non-compliance with foreign asset/account requirements and because such requirements may change.
Ireland
There are no country-specific provisions.
Italy
Terms and Conditions
Plan Document Acknowledgment. Participant acknowledges that her or she has read and specifically and expressly approve the sections of the Plan and the Terms and Conditions for Non‑U.S. Participants.
Notifications
Foreign Asset/Account Reporting Information. If Participant is an Italian resident who, at any time during the fiscal year, holds foreign financial assets (including cash and Shares) which may generate income taxable in Italy, Participant is required to report these assets on Participant’s annual tax return for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also apply if Participant is the beneficial owner of foreign financial assets under Italian money laundering provisions.
Tax Information. Italian residents may be subject to tax on the value of financial assets held outside of Italy if such value exceeds a certain threshold. The taxable amount will be the fair market value of the financial assets, assessed at the end of the calendar year. For the purposes of the market value assessment, the documentation issued by the Plan broker may be used.
Japan
Notifications
Foreign Asset/Account Reporting Information. If Participant is a resident of Japan, Participant will be required to report details of any assets (including any Shares acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th of the following year. Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to Participant and whether he or she will be required to report details of any outstanding Awards or Shares held by Participant in the report.
Korea
Notifications
Foreign Asset/Account Reporting Information. Participant will be required to declare all foreign accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authorities and file a report if the monthly balance of such accounts exceeds a certain limit (currently KRW 500 million or an equivalent amount in foreign currency) on any month-end date during a calendar year. Participant should consult his or her personal tax advisor regarding reporting requirements in Korea.
Macau
There are no country-specific provisions.
Netherlands
There are no country-specific provisions.
Poland
Exchange Control Information. Polish residents holding foreign securities (e.g., Shares) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland. Further, if Participants transfer funds in excess of EUR 15,000 (or PLN 15,000 if the transfer of funds is connected with business activity of an entrepreneur) into or out of Poland, the funds must be transferred via a bank account. Participant is required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred. Participant should consult his/her personal legal advisor to ensure compliance with applicable reporting requirements.
Portugal
Terms and Conditions
Language Acknowledgement. Participant hereby expressly declares that Participant has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Award Agreement.
Conhecimento da Lingua.Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo.
Singapore
Terms and Conditions
Restrictions on Sale and Transferability. Participant hereby agrees that any Shares acquired pursuant to the Awards will not be offered for sale in Singapore prior to the six-month anniversary of the grant date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”).

Notifications
Securities Law Information. The grant of Awards is being made in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the SFA for which it is exempt from the prospectus and registration requirements under the SFA and is not made to Participant with a view to the Awards being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Reporting Information. If Participant is a director, associate director or shadow director of a Singapore Affiliate, Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether Participant is a Singapore resident or employed in Singapore. Among these requirements is an obligation to notify the Singapore Affiliate in writing when Participant receives an interest (e.g., Awards, Shares) in the Company or any related companies. In addition, Participant must notify the Singapore Affiliate when Participant sells Shares of the Company or any related company (including when Participant sells Shares acquired pursuant to the Awards). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of Participant’s interests in the Company or any related company within two business days of becoming a director, associate director or shadow director.
Spain
Terms and Conditions
Labor Law Acknowledgment. By accepting an Award, Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan document.
Participant understands and agrees that, unless otherwise provided in the Plan, the Award Agreement, the Terms and Conditions for Non‑U.S. Participants or any other Award document, the Awards will be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination of Participant’s employment or service prior to vesting by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with Cause, disciplinary dismissal adjudged or recognized to be without Good Reason (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute and/or Article 50 of the Workers’ Statute, and unilateral withdrawal by the Employer under Article 10.3 of Royal Decree 1382/1985.
Furthermore, Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Awards under the Plan to individuals who may be employees or other service providers of the Company or an Affiliate. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Affiliate on an ongoing basis, other than as expressly set forth in the Award Agreement. Consequently, Participant understands that the Awards are granted on the assumption and condition that the Awards and the Shares underlying the Awards shall not become a part of any employment or service contract (either with the Company, the Employer or any other Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Participant understands that the Awards would not be granted to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any Award shall be null and void.
Notifications
Securities Law Notification. The Awards described in the Award Agreement do not qualify under Spanish regulations as a security. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of an Award. The Plan, Award Agreement or any other grant materials have not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and none of those documents constitute a public offering prospectus.
Exchange Control Information. If Participant acquires Shares issued pursuant to an Award and wishes to import the ownership title of such Shares (i.e., share certificates) into Spain, or sell or dispose of such Shares, Participant must declare the importation, ownership and disposition of such securities to the Spanish Direccion General de Comercio e Inversiones (the “DGCI”). Generally, the declaration must be made in January for Shares acquired or sold during (or owned as of December 31 of) the prior year; however, if the value of Shares acquired or sold exceeds the applicable threshold (currently €1,502,530), the declaration must be filed within one month of the acquisition or sale, as applicable.
Foreign Asset/Account Reporting Information. Participant is required to electronically declare to the Bank of Spain any security accounts (including brokerage accounts held abroad), as well as the security (including Shares acquired under the Plan) held in such accounts and any transactions carried out with non-residents if the value of the transactions for all such accounts during the prior year or the balances in such accounts as of December 31 of the prior year exceeds €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, Participant will generally be required to report all foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item. Generally, Participant will only be required to report on an annual basis (by January 20 of each year).
In addition, to the extent Participant holds Shares, and/or has bank accounts outside of Spain with a value in excess of €50,000 (for each type of asset) as of December 31 (or at any time during the year in which Participant sells or disposes of such asset), Participant will be required to report information on such assets on Participant’s tax return for such year. After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported Shares or accounts increases by more than €20,000.
Sweden
There are no country-specific provisions.
Switzerland
Notifications
Securities Law Information. Because the offer of the Awards is considered a private offering in Switzerland, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Awards (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland. to any person other than an employee of the Company or one of its subsidiaries or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
Foreign Asset/Account Reporting Information. Participant is required to declare all of his or her foreign bank and brokerage accounts in which he or she hold cash or securities, including the accounts that were opened and/or closed during the tax year, as well as any other assets, on an annual basis on in his or her tax return. This includes Awards granted to Participant under the Plan which should not be subject to the net wealth tax, but must be reflected “pro memoria” in the statement on bank accounts and securities (Wertschriftenverzeichnis) that Participant is required to file with his or her tax return.
Taiwan
Notifications
Securities Law Information. The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries and Affiliates. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. The acquisition or conversion of foreign currency and the remittance of such amounts (including proceeds from the sale of Shares) to Taiwan may trigger certain annual or periodic exchange control reporting. If the transaction amount is TWD500,000 or more in a single transaction, Participant may be required to submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the remitting bank. Participant should consult his or her personal legal advisor to ensure compliance with applicable exchange control laws in Taiwan.

Turkey
Notifications
Securities Law Information. Under Turkish law, Participant is not permitted to sell any Shares acquired under the Plan in Turkey. The Shares are currently traded on the New York Stock Exchange in the United States of America, under the ticker symbol of "RL" and Shares acquired under the Plan may be sold through this exchange.
Exchange Control Information. Participant acknowledges that any activity related to investments in foreign securities (e.g., the sale of Shares) should be conducted through a bank or financial intermediary institution licensed by the Turkey Capital Markets Board and should be reported to the Turkish Capital Markets Board. Participant is solely responsible for complying with this requirement and should consult with a personal legal advisor for further information regarding any obligations in this respect.
United Kingdom
Terms and Conditions
Responsibility for Taxes. The following provision supplements Section 1 of the Terms and Conditions for Non‑U.S. Participants:
Without limitation to Section 1 of the Terms and Conditions for Non‑U.S. Participants, Participant agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue & Customs (“HRMC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on Participant’ behalf (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if Participant is an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), Participant may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by the Participant as it may be considered a loan. In this case, the amount of any income tax not collected from or paid by Participant may constitute a benefit to Participant on which additional income tax and national insurance contributions may be payable. Participant is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any employee national insurance contributions due on this additional benefit, which the Company or the Employer may recover from Participant by any of the means referred to in Section 1 of the Terms and Conditions for Non‑U.S. Participants.